UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 26, 2022

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ  85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Press Release

On January 26, 2022, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), issued a press release to announce the formation of RCA Batteries Corporation (“RCA Batteries”), a joint venture between RCA Commercial and Elecjet Corp. As noted in the press release, RCA Batteries will reside under Alpine 4's subsidiary RCA Commercial and will operate as the manufacturer and distributor of the ElecJet family of graphene batteries.  Elecjet will continue as a manufacturer of electronic components, a research and development company, and the legal entity holding the company's intellectual property, including patents and software copyrights.  The Company further announced that Samuel Gong will be the President of RCA Batteries while remaining as President of Elecjet.

A copy of the press release is included as Exhibit 99 to this Current Report.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 26, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: January 28, 2022